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                                                                  EXHIBIT 3.1(b)


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                                   * * * * *


Paragon Corporate Holdings Inc., a corporation (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said Corporation by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

               RESOLVED, that the Certificate of Incorporation of Paragon Corporate Holdings Inc. be amended by changing the fourth article thereof so that, as amended, said article shall be and read as follows:

                                    "4. The total number of shares which the
                           Corporation shall have authority to issue is Five Million (5,000,000), common shares; each share being one penny ($.01) par value stock."


                                    SECOND: That in lieu of a meeting and vote
                           of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

                                    THIRD: That the aforesaid amendment was duly
                           adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said PARAGON CORPORATE HOLDINGS INC. has caused this certificate to be signed by John H. Fountain, its Chairman this 26th day of May, 2000.

                                    By:
                                          --------------------------------------

                                    Title:
                                          --------------------------------------


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